Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                           For the Month of November
                    Distribution Date of December 15, 1997
                            Servicer Certificate #8

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $403,038,476.23
Beginning Pool Factor                                           0.8263342

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,610,474.09
     Interest Collected                                     $3,414,814.75

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $562,328.56
Total Additional Deposits                                     $562,328.56

Repos / Chargeoffs                                            $792,482.49
Aggregate Number of Notes Charged Off                                  66

Total Available Funds                                      $14,587,617.40

Ending Pool Balance                                       $391,635,519.65
Ending Pool Factor                                              0.8029551

Servicing Fee                                                 $335,865.40

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,919,659.63
     Target Percentage                                               5.25%
     Target Balance                                        $20,560,864.78
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,358,794.85)
     Ending Balance                                        $20,560,864.78

Current Weighted Average APR:                                      10.175%
Current Weighted Average Remaining Term (months):                   42.24

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,878,475.92     2,202
                                31 - 60 days             $550,314.14       442
                                60+  days                $134,116.04        92

     Total:                                            $3,562,906.10     2,202

     Balances:                  60+  days              $3,099,758.74        92

Memo Item - Reserve Account
     Prior Month                                      $21,159,520.00
+    Invest. Income                                      $111,506.15
+    Excess Serv.                                        $648,633.48
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $21,919,659.63


Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  November

                                                                                 NOTES
                                                            (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3      CLASS B NOTES
                                        $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%            100.00%              0.00%             0.00%
     Coupon                                                         5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $403,038,476.23
Ending Pool Balance                     $391,635,519.65

Collected Principal                      $10,610,474.09
Collected Interest                        $3,414,814.75
Charge - Offs                               $792,482.49
Liquidation Proceeds / Recoveries           $562,328.56
Servicing                                   $335,865.40
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                       $14,251,752.00

Beginning Balance                       $403,038,476.23              $0.00    $209,538,476.23    $176,000,000.00    $17,500,000.00

Interest Due                              $2,200,161.94              $0.00      $1,108,807.77        $990,000.00       $101,354.17
Interest Paid                             $2,200,161.94              $0.00      $1,108,807.77        $990,000.00       $101,354.17
Principal Due                            $11,402,956.58              $0.00     $11,402,956.58              $0.00             $0.00
Principal Paid                           $11,402,956.58              $0.00     $11,402,956.58              $0.00             $0.00

Ending Balance                          $391,635,519.65              $0.00    $198,135,519.65    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                      0.0000             0.8945             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                      $13,603,118.52              $0.00     $12,511,764.35        $990,000.00       $101,354.17

Interest Shortfall                                $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $648,633.48
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $21,919,659.63
(Release) / Draw                         ($1,358,794.85)
Ending Reserve Acct Balance              $20,560,864.78

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  November


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                4                  3                   2                   1
                                   Jul-97           Aug-97             Sep-97              Oct-97             Nov-97
Beginning Pool Balance        $455,773,751.11     $442,621,361.35    $429,123,844.62    $417,523,393.85    $403,038,476.23

A)   Loss Trigger:
Principal of Contracts
  Charged Off                     $845,107.84        $1,132,211.21       $646,660.05        $752,002.24        $792,482.49
Recoveries                        $172,109.69          $556,540.30       $604,242.84      $1,104,366.34        $562,328.56

Total Charged Off (Months 5, 4, 3)                   $2,623,979.10
Total Recoveries (Months 3, 2, 1)                    $2,270,937.74
Net Loss / (Recoveries) for 3 Mos                      $353,041.36 (a)

Total Balance (Months 5, 4, 3)                   $1,327,518,957.08 (b)

Loss Ratio Annualized  [(a/b) * (12)]                       0.3191%

Trigger:  Is Ratio > 1.5%                                       No
                                                                        Sep-97              Oct-97             Nov-97

B)   Delinquency Trigger:                                              $5,355,051.66      $1,990,199.68      $3,099,758.74
     Balance delinquency 60+ days                                           1.24790%           0.47667%           0.76910%
     As % of Beginning Pool Balance                                         0.98502%           0.90477%           0.83122%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                            4.2155%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer